EXHIBIT 10(e)
INDEMNITY AGREEMENT
     This Indemnity Agreement (this “Agreement”) is made as of this 1st day of May, 2010 by and between The Sherwin-Williams Company, an Ohio corporation (“the Company”), and Allen J. Mistysyn (the “Indemnitee”).
WITNESSETH:
     WHEREAS, the Indemnitee has agreed to serve or to continue to serve in one or more of the following capacities: as a director, officer, employee or agent (an “Official”) of the Company or one or more of its subsidiaries and in such capacity will render valuable services to the Company;
     WHEREAS, the Company has investigated the sufficiency of liability insurance and Ohio statutory indemnification provisions to provide its Officials and its subsidiaries’ Officials with adequate protection against various legal risks and potential liabilities to which such individuals are subject due to their position with the Company or its subsidiaries and has concluded that such insurance and statutory provisions may provide inadequate and unacceptable protection;
     WHEREAS, the Company has further determined that its prior form of indemnification agreement entered into with certain of its Officials should be replaced with a new form of indemnity agreement;
     WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve as Officials of the Company or one or more of its subsidiaries, the Board of Directors has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Indemnitee in lieu hereof, that this Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company, its subsidiaries and its shareholders;
     WHEREAS, the parties agree that it is their intent that the Company indemnify the Indemnitee to the fullest extent permitted by law and, therefore, that this Agreement be construed and enforced to effectuate such intent; and
     WHEREAS, to the extent that a change in Ohio law or the laws of any other jurisdiction under which the Company is organized at the time (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Regulations of the Company and this Agreement, it is the further intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.
     NOW, THEREFORE, in consideration of the services of the Indemnitee and in order to induce the Indemnitee to serve or continue to serve as an Official of the Company or one or more of its subsidiaries and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally binding hereby, the Company and the Indemnitee do hereby agree as follows:
     1. Agreement to Serve. The Indemnitee agrees to serve as an Official of the Company or one or more of its subsidiaries for so long as the Indemnitee is duly elected or appointed, or until such time as the Indemnitee tenders the Indemnitee’s resignation in writing or is otherwise removed from the Indemnitee’s position, or until Indemnitee’s relationship and/or employment with the Company is terminated.
     2. Indemnification in Third Party Actions. The Company shall indemnify the Indemnitee in accordance with the provisions of this Section 2 if, whether prior to, on or after the date of this Agreement, the Indemnitee is or has been a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company or a subsidiary of the Company to procure a judgment in its favor), by reason of or arising out of the fact that the Indemnitee is or was an Official of the Company or one or more of its subsidiaries, or is or was serving at the request of the Company or a subsidiary of the Company as an Official, trustee, member or manager of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or partnership, joint venture, trust, or other enterprise (“Another Enterprise”), or in relation to any action taken or omitted by the Indemnitee on behalf of the Company, one or more of its subsidiaries or Another Enterprise, against all Expenses, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by the Indemnitee in connection with the defense or settlement (provided that any settlement be approved in writing by the Company, which approval shall not be unreasonably withheld) of such Proceeding, to the highest and most advantageous extent to the Indemnitee, as determined by the Indemnitee, of one or any combination of the following:
          (a) The benefits provided by the Company’s Regulations, as amended (the “Regulations”) in effect on the date hereof, a copy of the relevant provisions of which are attached hereto as Exhibit A;
          (b) The benefits provided by the Company’s Amended Articles of Incorporation, as further amended, and the Regulations in effect at the time the Proceeding is initiated or the Expenses are incurred by the Indemnitee;
          (c) The benefits allowable under Ohio law in effect at the date hereof;
          (d) The benefits allowable under the laws of the jurisdiction under which the Company is organized at the time the Proceeding is initiated or the Expenses are incurred by the Indemnitee;
          (e) The benefits available under any liability insurance obtained by the Company; and

          (f) Such other benefits as are or may be otherwise available to the Indemnitee.
     Combination of two or more of the benefits provided by clauses (a) through (f) shall be available to the extent that the Applicable Documents, as hereinafter defined, do not require that the benefits provided therein be exclusive of other benefits. The document or law providing for the benefits listed in clauses (a) through (f) above is called the “Applicable Document” in this Agreement. The Company hereby undertakes to use its best efforts to assist the Indemnitee, in all proper and legal ways, to obtain the benefits selected by Indemnitee under clauses (a) through (f) above.
     3. Indemnification in Proceedings by or in the Right of the Company. The Company shall indemnify the Indemnitee in accordance with the provisions of this Section 3 if, whether prior to, on or after the date of this Agreement, the Indemnitee is or has been a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company or a subsidiary of the Company to procure a judgment in its favor by reason of or arising out of the fact that Indemnitee was or is an Official of the Company or one or more of its subsidiaries, or is or was serving at the request of the Company or a subsidiary of the Company as an Official, trustee, member or manager of Another Enterprise, or in relation to any action taken or omitted by the Indemnitee on behalf of the Company, one or more of its subsidiaries or Another Enterprise, against all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding, to the same extent provided in Section 2 above.
     4. Conclusive Presumption Regarding Standard of Conduct.
          (a) The Indemnitee shall be conclusively presumed to have met the relevant standards of conduct as defined by the Applicable Documents for indemnification pursuant to this Agreement, unless a determination is made that the Indemnitee has not met such standards by (i) the Board of Directors of the Company by a majority vote of a quorum thereof consisting of Directors who were not parties, or are not threatened to be made parties, to such Proceeding or any other Proceeding arising from the same or similar facts (“Disinterested Directors”), (ii) if such a quorum is not obtainable or if such quorum is obtainable and a majority of such quorum directs, a written opinion by Independent Legal Counsel (compensated by the Company), or (iii) if there are no Disinterested Directors or if a majority of Disinterested Directors (whether or not a quorum) directs, the shareholders of the Company entitled to vote in the election of Directors by majority vote; provided, however, that any such determination to be made after a Change of Control shall be made only pursuant to clause (ii) if the Indemnitee so elects.
          (b) Prior to any decision under clauses (a)(i) or (a)(ii) above, an Official will be given an opportunity, together with counsel, to be heard before the Board of Directors if such decision is being made pursuant to clause (a)(i), or the Independent Legal Counsel if such decision is being made pursuant to clause (a)(ii).

          (c) The determination will be made as promptly as possible.
     5. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful in defense of any Proceeding or in defense of any claim, issue or matter therein, on the merits or otherwise, including the dismissal of a Proceeding without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith to the fullest extent permitted by any Applicable Document.
     6. Advances of Expenses. The Expenses incurred by the Indemnitee in any Proceeding shall be paid by the Company within twenty days of the written request of the Indemnitee to the fullest extent permitted by any Applicable Document; provided that the Indemnitee shall undertake in writing, in the form attached hereto as Exhibit B, to repay such amount to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification under the Applicable Document.
     7. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties or ERISA excise taxes actually and reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines, penalties or ERISA excise taxes to which the Indemnitee is entitled.
     8. Indemnification Procedure; Determination of Right to Indemnification.
          (a) Promptly after receipt by the Indemnitee of written notice of the commencement of any Proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof. The omission so to notify the Company will relieve it from any liability which it may have to the Indemnitee under this Agreement only to the extent that the Company is able to establish that its ability to avoid such liability was materially prejudiced by such omission. Any such omission, however, will not relieve the Company from any liability which it may have to the Indemnitee otherwise than under this Agreement.
          (b) If a claim under this Agreement is not paid by the Company within twenty days of receipt of written notice, the right to indemnification as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. The burden of proving by clear and convincing evidence that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the Board of Directors, the shareholders of the Company or Independent Legal Counsel to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Board of Directors, the shareholders of the

Company or Independent Legal Counsel that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action that the Indemnitee has not met the applicable standard of conduct, nor shall such failure or determination create a presumption that the Indemnitee has or has not met the applicable standard.
          (c) The Indemnitee’s Expenses incurred in connection with any proceeding concerning the Indemnitee’s right to indemnification or advancement of expenses in whole or in part pursuant to this Agreement shall also be indemnified by the Company regardless of the outcome of such proceeding, unless a court of competent jurisdiction determines that the material assertions made by the Indemnitee in such proceeding were not made in good faith or were frivolous.
          (d) With respect to any Proceeding for which indemnification is requested, the Company will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense of a Proceeding, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. The Indemnitee shall give the Company such cooperation as the Company may reasonably request and as shall be within the Indemnitee’s power. The Indemnitee shall have the right to employ the Indemnitee’s counsel in any Proceeding but the fees and expenses of such counsel incurred after written notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of a Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of a proceeding, in each of which cases the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume or control the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee has made the reasonable conclusion that there may be a conflict of interest between the Company and the Indemnitee.
     9. Limitations on Indemnification. No payments pursuant to this Agreement shall be made by the Company:
          (a) To indemnify or advance Expenses to the Indemnitee with respect to Proceedings initiated or brought voluntarily by the Indemnitee, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

          (b) To indemnify the Indemnitee for any Expenses, judgments, fines, penalties or ERISA excise taxes for which payment is actually made to the Indemnitee under a valid and collectible insurance policy or under any other agreement, contract or otherwise, except in respect of any excess beyond the amount of payment under such insurance or under any such agreement, contract or otherwise;
          (c) To indemnify or advance to the Indemnitee for any Expenses, judgments, fines or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law;
          (d) To indemnify the Indemnitee for any Expenses, judgments, fines, penalties or ERISA excise taxes resulting from the Indemnitee’s conduct which is finally adjudged to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or
          (e) If a court of competent jurisdiction shall finally determine that any indemnification hereunder is unlawful.
     10. Maintenance of Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance (“D&O Insurance”), the Indemnitee shall be named as an insured under such D&O Insurance in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and/or officers, as appropriate, under such D&O Insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance.
     11. Limitation of Actions and Release of Claims. No Proceeding shall be brought and no cause of action shall be asserted by or on behalf of the Company or any subsidiary against the Indemnitee, the Indemnitee’s spouse, heirs, estate, executors or administrators after the expiration of two years from the earlier of (i) the date the Company or any subsidiary of the Company discovers the facts underlying such cause of action, or (ii) the date the Company or any subsidiary of the Company could have discovered such facts by the exercise of reasonable diligence; provided, however, this sentence shall not be deemed to waive or toll any statute of limitations that otherwise might apply. Any claim or cause of action of the Company or any subsidiary of the Company, including claims predicated upon the negligent act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing of a legal action within such period. This section shall not apply to any cause of action which has accrued on the date hereof and of which the Indemnitee is aware on the date hereof, but as to which the Company has no actual knowledge apart from the Indemnitee’s knowledge.

     12. Change of Control. As collateral security for its obligations hereunder and under similar agreements with other Officials, within the earlier of (i) five (5) business days after the occurrence of an event that in the reasonable opinion of the Board of Directors will likely result in a Change of Control or (ii) the occurrence of an actual Change of Control, the Company shall dedicate and maintain, for a period of six (6) years or such longer time as is necessary for the final disposition of any Proceeding existing at the expiration of such six year period, an escrow account in such aggregate amount as is reasonably calculated to be sufficient to satisfy any and all Expenses reasonably anticipated in connection with any and all Proceedings, which in no event shall be less than Ten Million Dollars ($10,000,000), by depositing assets or bank letters of credit in escrow that may be drawn down by an escrow agent in said amount (the “Escrow Reserve”). Promptly following the establishment of the Escrow Reserve, the Company shall (i) provide the Indemnitee with a true and complete copy of the Agreement relating to the establishment and operation of the Escrow Reserve, together with such additional documentation or information with respect to the Escrow Reserve as the Indemnitee may from time to time reasonably request, (ii) deliver an executed copy of this Agreement to the escrow agent for the Escrow Reserve to evidence to such agent that the Indemnitee is a beneficiary of the Escrow Reserve, and (iii) deliver to the Indemnitee the agent’s signed receipt evidencing delivery of the Agreement to the agent. Notwithstanding anything to the contrary contained in this Section 12, any assets deposited by the Company in the Escrow Reserve shall at all times be and remain subject to the claims of the general creditors of the Company. If prior to the date of a Change of Control, the Board of Directors has actual knowledge that all third parties have abandoned or terminated their efforts to effect a Change of Control and a Change of Control at that time is unlikely and the Board of Directors so advises the escrow agent, the assets and letters of credit comprising the Escrow Reserve, if any, and any interest earned thereon, shall be returned to the Company by the escrow agent.
     13. Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be exclusive of, and shall be in addition to, any other rights to which the Indemnitee may be entitled under the Company’s or any subsidiary’s articles of incorporation, bylaws or regulations, or any vote of shareholders or disinterested directors or applicable law, both as to action in the Indemnitee’s official capacity and as to action in another capacity on behalf of the Company or any subsidiary while holding such office or position.
     14. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of the Indemnitee and the Indemnitee’s heirs, executors, administrators, personal representatives and assigns, and the Company, its successors (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business and/or assets of the Company, and its assigns.
     15. Separability. Each provision of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. To the extent required, any provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under applicable law.
     16. Entire Agreement. This Agreement, together with all exhibits hereto, constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations with respect to the subject matter hereof; provided, however, that if this Agreement, in its entirety, is held to be invalid or unenforceable for any reason, the indemnification agreement, if any, between the Company and the Indemnitee which was in effect immediately prior to the execution of this Agreement shall govern.
     17. Interpretation; Governing Law; Venue. This Agreement shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. This Agreement shall be governed and interpreted in accordance with the laws of the State of Ohio without regard to principles of conflicts of laws thereof. The party bringing any action under this Agreement shall only be entitled to choose the federal or state courts in the State of Ohio as the venue for such action, and each party consents to the jurisdiction of the court chosen in such manner for such action.
     18. Amendments. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought. The indemnification rights afforded to the Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Company’s or any subsidiary’s charter, bylaws or regulations (or similar constitutive documents) or by amendments to any agreements other than agreements executed by the Indemnitee that expressly refer to this Agreement.
     19. No Personal Liability. The Indemnitee agrees that no director, officer, employee, representative or agent of the Company or any of its subsidiaries shall be personally liable for the satisfaction of the Company’s obligations under this Agreement, and Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.
     20. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.
     21. Notices. All notices, demands, requests, or other communications which may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement, shall be in writing and shall be hand delivered, sent by express mail or other overnight delivery service or mailed by registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telex or telecopy, addressed as follows:
          If to the Company:
The Sherwin-Williams Company
101 West Prospect Avenue
Cleveland, Ohio 44115
Attn: Senior Vice President, General Counsel and Secretary
Telecopier No.: (216) 566-2947
          If to the Indemnitee:
To the Indemnitee’s last known address
     Each party may designate by notice in writing a new address (or substitute additional persons) to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, sent, delivered, telefaxed or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or, with respect to a telex or telefax, the answer back being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.
     22. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
     23. Not Employment Contract. Neither this Agreement nor any action taken hereunder shall be construed either (i) as a contract of employment or (ii) as giving Indemnitee any right to be retained in the employ or otherwise as an Official.
     24. Definitions. As used herein the following terms shall have the following meanings:
          (a) The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought in the name of the Company or one or more of its subsidiaries, or otherwise, and whether of a civil, criminal or administrative or investigative nature, or otherwise, and whether formal or informal, by reason of or arising out of the fact that the Indemnitee is or was an Official of the Company or one or more of its subsidiaries, or is or was serving at the request of the Company or a subsidiary of the Company as an Official, trustee, member or manager of Another Enterprise, or relating in any way to any actions taken or omitted by the Indemnitee on behalf of the

Company, one or more of its subsidiaries or Another Enterprise, in all cases whether or not the Indemnitee is serving in such capacity at the time any liability or Expenses are incurred for which indemnification or reimbursement is to be provided under this Agreement. For purposes of this Agreement, references to “Another Enterprise” shall include, without limitation, employee benefit plans for employees of the Company or its subsidiaries without regard to ownership of such plans.
          (b) The term “Expenses” shall include, without limitation, attorneys’ fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement (provided that any settlement be approved in writing by the Company, which approval shall not be unreasonably withheld) by or on behalf of the Indemnitee, and any expenses of establishing a right to indemnification, pursuant to this Agreement or otherwise.
          (c) The term “Independent Legal Counsel” shall mean legal counsel retained jointly by, and mutually acceptable to, the Company and the Indemnitee. The Indemnitee and the Company each may submit no more than three (3) candidates for the position of Independent Legal Counsel. All candidates shall disclose to the Indemnitee and the Company any circumstances likely to affect his or her impartiality, including, without limitation, bias, interest in the resolution of the Proceeding, and past or present relations with the Indemnitee, the employer of the Indemnitee or the Company. Under no circumstances shall the Independent Legal Counsel be (or have been during the six (6) year period prior to the date of such appointment) a relative, employee, officer, director or shareholder of either the Indemnitee, the employer of the Indemnitee or the Company, or an Affiliate of the employer of the Indemnitee or the Company. Each party may reject a candidate for good cause, such as reasonable concern regarding that candidate’s independence, impartiality, access to confidential information or failure to meet agreed upon qualifications. Once Independent Legal Counsel has been selected and jointly retained by the parties, the Company shall pay all costs and expenses of such counsel. Independent Legal Counsel may retain such additional experts as he or she determines are necessary or useful for the rendering of his or her advice, provided that he or she in good faith determines, after notifying the Company and the Indemnitee of the selection of such expert and soliciting any objections either party might have, that such expert does not appear to have a conflict of interest. Circumstances that might cause doubt regarding the expert’s independence or impartiality include bias, interest in the result of any Proceeding, and past or present relations with the Indemnitee, the employer of the Indemnitee (including an Affiliate of such employer), the Company (including an Affiliate of the Company) or their respective counsels. Under no circumstances shall any such expert be (or have been during the six (6) year period prior to the selection of the Independent Legal Counsel) a relative, employee, officer, director or shareholder of the Indemnitee, the employer of the Indemnitee or an Affiliate of such employer, the Company or an Affiliate of the Company, or an individual otherwise providing material services to the Indemnitee, the employer of the Indemnitee or the Company, or an Affiliate of the employer of the Indemnitee or the Company.

          (d) A person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:
               (i) which such person or any of such person’s “Affiliates” or “Associates” (as such terms are defined in Rule 12b-2, as in effect on April 23, 1997, of the General Rules and Regulations under the Exchange Act) is considered to be a “beneficial owner” under Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on April 23, 1997;
               (ii) which such person or any of such person’s Affiliates or Associates, directly or indirectly, has or shares the right to acquire, hold, vote (except pursuant to a revocable proxy as described in the proviso to this Section 24(d)) or dispose of such securities (whether any such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or
               (iii) which are beneficially owned, directly or indirectly, by any other person (or any Affiliate or Associate of such other person) with which such person (or any of such person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), with respect to acquiring, holding, voting (except as described in the proviso to this Section 24(d)) or disposing of any securities of the Company;
provided, however, that a person shall not be deemed the Beneficial Owner of, nor to beneficially own, any security if such person has the right to vote such security pursuant to an agreement, arrangement or understanding which (A) arises solely from a revocable proxy given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (B) is not also then reportable on Schedule 13D (or any comparable or successor report) under the Exchange Act; and provided, further, that nothing, in this Section 24(d) shall cause a person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition or such later date as the Board of Directors may determine in any specific case.
          (e) “Change of Control” means the occurrence of any of the following events:
               (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then-outstanding voting stock of Company; provided, however, that:
          (A) for purposes of this Section 24(e), the following acquisitions will not constitute a Change in Control: (1) any acquisition of voting stock directly from Company that is approved by a majority of the Incumbent Directors, (2) any acquisition of voting stock by Company or any Subsidiary, (3) any acquisition of voting stock by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by Company or any Subsidiary, and (4) any acquisition of voting stock by any Person pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 24(e)(iii) below;
          (B) if any Person is or becomes the beneficial owner of 30% or more of combined voting power of the then-outstanding voting stock as a result of a transaction described in clause (1) of Section 24(e)(i)(A) above and such Person thereafter becomes the beneficial owner of any additional shares of voting stock representing 1% or more of the then-outstanding voting stock, other than in an acquisition directly from Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by Company in which all holders of voting stock are treated equally, such subsequent acquisition shall be treated as a Change in Control; or
          (C) a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 30% or more of the voting stock as a result of a reduction in the number of shares of voting stock outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the beneficial owner of any additional shares of voting stock representing 1% or more of the then-outstanding voting stock, other than as a result of a stock dividend, stock split or similar transaction effected by Company in which all holders of voting stock are treated equally; and
          (D) if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 30% or more of the voting stock inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Board a sufficient number of shares so that such Person beneficially owns less than 30% of the voting stock, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

               (ii) a majority of the Board ceases to be comprised of Incumbent Directors; or
               (iii) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (A) the voting stock outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity or any parent thereof), more than 50% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns Company or all or substantially all of Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than Company, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such Business Transaction, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or
               (iv) approval by the shareholders of Company of a complete liquidation or dissolution of Company, except pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 24(e)(iii).
               (v) For purposes of this Section 24(e), the term “Incumbent Directors” shall mean, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of such director) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

INDEMNITEE
/s/
Allen J. Mistysyn

THE SHERWIN-WILLIAMS COMPANY
By:	/s/
Name:
Title:

EXHIBIT A
ARTICLE IV
INDEMNIFICATION, INSURANCE AND LIMITATION OF LIABILITY
     Section 1. Indemnification
          (a) The Company shall indemnify, to the full extent then permitted by law, any Director or officer or former Director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the individual is or was a Director or an officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company shall pay, to the full extent then required by law, expenses, including attorney’s fees, incurred by a Director in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof.
          (b) To the full extent then permitted by law, the Company may indemnify employees, agents and other persons and may pay expenses, including attorney’s fees, incurred by any employee, agent or other person in defending any action, suit or proceeding as such expenses are incurred, in advance of the final disposition thereof.
          (c) The indemnification and payment of expenses provided by this section shall not be exclusive of, and shall be in addition to, any other rights granted to any person seeking indemnification under any law, the Amended and Restated Articles of Incorporation, any agreement, vote of shareholders or of disinterested Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a Director or an officer, employee or agent of the Company, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     Section 2. Liability Insurance
          (a) The Company may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, officer, employee or designated agent of the Company or is or was serving at the request of the Company as a director, officer, employee or designated agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article or of Chapter 1701 of the Ohio Revised Code. Insurance may be purchased from or maintained with a person in whom the Company has a financial interest.
          (b) The Company is expressly authorized to enter into any indemnification or insurance agreements with or on behalf of any person who is or was a Director, officer, employee or designated agent of the Company or is or was serving at the request of the Company as a director, officer, employee or designated agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with the terms of this Article IV or the laws of the State of Ohio. Such agreements may include, but are not limited to agreements providing for indemnification or the advancement of expenses under Section 1 of this Article IV, agreements providing for insurance, indemnification or the advancement of expenses by way of self-insurance, whether or not funded through the use of a trust, escrow agreement, letter of credit, etc., in accordance with subsection (a) of this section, and agreements providing for insurance or indemnification through the commercial insurance market.
     Section 3. Limitation of Liability
          (a) No person shall be found to have violated his duties to the Company as a Director of the Company in any action brought against such Director (including actions involving or affecting any of the following: (i) a change or potential change in control of the Company; (ii) a termination or potential termination of his service to the Company as a Director; or (iii) his service in any other position or relationship with the Company), unless it is proved by clear and convincing evidence that the Director has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the Company, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. Notwithstanding the foregoing, nothing contained in this paragraph (a) limits relief available under Section 1701.60 of the Ohio Revised Code.
          (b) In performing his duties, a Director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by: (i) one or more Directors, officers or employees of the Company whom the Director reasonably believes are reliable and competent in the matters prepared or presented; (ii) counsel, public accountants, or other persons as to matters that the Director reasonably believes are within the person’s professional or expert competence; or (iii) a committee of the Directors upon which he does not serve, duly established in accordance with the provisions of these Regulations, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.
          (c) A Director in determining what he reasonably believes to be in the best interests of the Company shall consider the interests of the Company’s shareholders and, in his discretion, may consider (i) the interests of the Company’s employees, suppliers, creditors and customers; (ii) the economy of the state and nation; (iii) community and societal considerations; and (iv) the long-term as well as short-term interests of the Company and its shareholders, including the possibility that these interests may be best served by the continued independence of the Company.
          (d) A Director shall be liable in damages for any action he takes or fails to take as a Director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company. Notwithstanding the foregoing, nothing contained in this paragraph (d) affects the liability of Directors under Section 1701.95 of the Ohio Revised Code or limits relief available under Section 1701.60 of the Ohio Revised Code.

EXHIBIT B
FORM OF UNDERTAKING
     THIS UNDERTAKING has been entered into by                      (the “Indemnitee”) pursuant to an Indemnity Agreement, dated                      (the “Indemnity Agreement”), between The Sherwin-Williams Company (the “Company”) and the Indemnitee.
WITNESSETH:
     WHEREAS, pursuant to the Indemnity Agreement, the Company has agreed to pay Expenses incurred by the Indemnitee in any Proceeding involving the Indemnitee; and
     WHEREAS, such a Proceeding has arisen involving the Indemnitee, and the Indemnitee has notified the Company thereof in accordance with the terms of the Indemnity Agreement.
     NOW, THEREFORE, the Indemnitee hereby agrees that in consideration of Company’s advance payment of the Indemnitee’s Expenses incurred prior to a final disposition of the Proceeding, the Indemnitee hereby undertakes to repay to the Company any and all Expenses paid by the Company on behalf of the Indemnitee prior to a final disposition of the Proceeding to the extent it is ultimately determined that the Indemnitee is not entitled to indemnification under the Applicable Document. Such reimbursement or arrangements for reimbursement by the Indemnitee shall be consummated within ninety (90) days after a determination that the Indemnitee is not entitled to indemnification under the Applicable Document. Indemnitee agrees to reasonably cooperate with the Company concerning any Proceeding. Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Indemnity Agreement.
     IN WITNESS WHEREOF, the undersigned has set his hand this       day of                      ,           .

INDEMNITEE